Exhibit 10.1

March 21, 2014

David J. Mazzo, Ph.D.

Chief Executive Officer and President

Regado Biosciences, Inc.

120 Mountain View Boulevard

Basking Ridge, NJ 07920

Re: 3(a)(9) Exchange Agreement

Dear Dr. Mazzo:

This document confirms the agreement of Regado Biosciences, Inc., a Delaware corporation (the “Company”), and the holders of the Common Stock listed on Schedule I attached hereto (each a “Common Stock Holder” and collectively, the “Common Stock Holders”), pursuant to which the Common Stock Holders have agreed to exchange an aggregate of 2,000,000 shares (the “Purchased Shares”) of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company purchased by the Common Stock Holders pursuant to that certain Securities Purchase Agreement, dated as of January 31, 2014, by and among the Company, the Common Stock Holders and the other investors listed therein (the “SPA”), for an aggregate of 10,000 shares (the “Exchange Shares”) of the Company’s newly designated Series F Preferred Stock, par value $0.001 per share (the “Preferred Stock”), pursuant to Section 3(a)(9) of the Securities Act, on terms specified below. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the SPA.

(1)    No later than the close of business on the first business day after the date hereof (the “Closing Date”) and subject to the satisfaction or waiver of the conditions set forth herein, the Common Stock Holders shall exchange the Purchased Shares for the Exchange Shares (the “Exchange”) in the respective amounts listed on Schedule I. On the Closing Date: (a) the Company and the Common Stock Holders shall jointly and irrevocably instruct the Transfer Agent to cancel the direct registration book-entry statements from the Transfer Agent evidencing the Purchased Shares, (b) the Company shall file the certificate of designations for the Preferred Stock, in the form attached hereto as Exhibit A (the “Certificate of Designations”), with the Secretary of State of Delaware and (c) upon confirmation that the Certificate of Designations has been filed with the Secretary of State of Delaware, the Company shall issue and deliver to the Common Stock Holders certificates representing the Exchange Shares, in the amounts and registered in the names set forth on Schedule I. The Exchange shall be expressly conditioned upon and subject to receipt by the Company of irrevocable written consents, in form and substance reasonably satisfactory to the Company (the “Consents”), from (i) the requisite investors under the SPA and (ii) Cowen and Co., each to the effect that the parties thereto consent, as applicable, to (x) the Exchange and the issuance of the Exchange Shares and (ii) the inclusion of the shares of Common stock issuable upon conversion of the Exchange Shares (the “Conversion Shares”) in any registration statement filed by the Company pursuant to the requirements of the SPA. Without limiting the generality of the foregoing, the Common Stock Holders shall, and shall cause any Affiliate which is a party to the SPA, to execute and deliver a Consent on or prior to the Closing Date.

(2)    The Company represents and warrants to each Common Stock Holder as follows:

(a)    Neither the Company nor any of its Affiliates nor any Person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) and the rules and regulations of the Commission promulgated thereunder) for soliciting the Exchange. Assuming the representations and warranties of the Common Stock Holders contained herein and in the SPA are true and complete, the Exchange will qualify for the registration exemption contained in Section 3(a)(9) of the Securities Act.

(b)    It has the requisite corporate power and authority and power to enter into this Agreement and to consummate the Exchange and, assuming receipt of the Consents, such transactions shall not contravene any contractual, regulatory, statutory or other obligation or restriction applicable to the Company.

(c)    It has a sufficient number of authorized and unissued shares of Preferred Stock to consummate the Exchange.

(d)    It has reserved a sufficient number of shares of Common Stock as may be necessary to fully permit the conversion of the Preferred Stock and the issuance of the Conversion Shares, without regard to any beneficial ownership limits set forth in the Certificate of Designations.

(3)    Each Common Stock Holder, as to itself only, represents and warrants to the Company as follows:

(a)    It has the requisite power and authority to enter into this Agreement and consummate the Exchange.

(b)    It hereby confirms that its representations and warranties contained in Sections 3.2(b) through 3.2(g) of the SPA (inclusive) are hereby remade as if set forth herein at length and such representations and warranties are true and correct as of the date hereof and shall be true and correct on the Closing Date.

(c)    It is the record and beneficial owner of, and has valid and marketable title to, the Purchased Shares being exchanged by it pursuant to this Agreement, free and clear of any lien, pledge, restriction or other encumbrance (other than restrictions arising pursuant to the SPA and restrictions arising pursuant to applicable securities laws), and has the absolute and unrestricted right, power and capacity to surrender and exchange the Purchase Shares being exchanged by it pursuant to this Agreement, free and clear of any lien, pledge, restriction or other encumbrance. It is not a party to or bound by, and the Purchased Shares being exchanged by it pursuant to this Agreement are not subject to, any agreement, understanding or other arrangement (i) granting any option, warrant or right of first refusal with respect to such Purchased Shares to any Person, (ii) restricting its right to surrender and exchange such Purchased Shares as contemplated by this Agreement, or (iii) restricting any other of its rights with respect to such Purchased Shares.

(d)    Neither it nor any of its Affiliates nor any Person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) and the rules and regulations of the Commission promulgated thereunder) for soliciting the Exchange.

(c)    It understands that, the Preferred Stock and the Conversion Shares (collectively, the “Securities”) are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired in exchange for restricted securities and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(d)    It is understood that, except as provided in Section 4.1(b) of the SPA, any certificate or book-entry statement representing the Securities shall bear the legend set forth in Section 4.1(b) of the SPA.

(4)    Subject to the receipt of the Consents, the term “Securities” (as defined in the SPA) shall be deemed to include the Exchange Shares and the Conversion Shares and the term “Registrable Shares” (as defined in the SPA) shall be deemed to include the Conversion Shares.

(5)    This agreement, and any action or proceeding arising out of or relating to this agreement, shall be exclusively governed by the laws of the State of New York.

(6)    On the Closing Date, upon completion of the Exchange, the Common Stock Holders shall reimburse the Company on demand for the Company’s reasonable out-of-pocket expenses incurred in connection with effecting the Exchange, including the reasonable fees and disbursements of counsel to the Company, not to exceed $25,000 in total.

(7)    In the event that any part of this agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this agreement shall remain in full force and effect. In such an event, the Common Stock Holders and the Company shall endeavor in good faith negotiations to modify this agreement so as to affect the original intent of the parties as closely as possible.

(8)    This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

[SIGNATURE PAGE FOLLOWS]

Please sign to acknowledge agreement with the above terms and return to the undersigned.

Common Stockholder:

Biotechnology Value Fund, L.P.

By: BVF Partners L.P. General Partner

By:	BVF, Inc., General Partner

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President

Biotechnology Value Fund II, L.P.

By: BVF Partners L.P. General Partner

By:	BVF, Inc., General Partner

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President

Investment 10, LLC

By: BVF Partners L.P. Attorney-in-Fact

By:	BVF, Inc. General Partner

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President

Acknowledged and agreed to:

Regado Biosciences, Inc.

By:	/s/ David J. Mazzo
David J. Mazzo, Ph.D.
Chief Executive Officer

SCHEDULE I

Common Stock Holder	Common Stock to be Exchanged	Preferred Stock to Be Received
Biotechnology Value Fund, LP	915,345	4,577
Biotechnology Value Fund II, LP	526,436	2,632
Investment 10, LLC	558,219	2,791

Total	2,000,000	10,000

Exhibit A

Certificate of Designations

[attached]